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                                                                Exhibit A-1
                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                  FORM U-6B-2

                          Certificate of Notification

                                   Filed By

                        CNG Products and Services, Inc.


        This certificate is notice that the above named company has issued,

renewed or guaranteed the security or securities described herein which issue,

renewal or guaranty was exempted from the provisions of Section 6(a) of the Act and was neither the subject of a declaration or application on Form U-1 nor included within the exemption provided by Rule U-48.


                 1. Type of the security or securities: 16 shares of Common Stock of the CNG Products and Services, Inc. ("Common Stock").

                 2.   Issue, renewal or guaranty:  Issue.

                 3. Principal amount of each security: $10,000 per share of Common Stock.

                 4.   Rate of interest per annum of each security:  Not
            Applicable.

                 5. Date of issue, renewal or guaranty of security: April 29, 1997.

                 6. If renewal of security, give date of original issue: Not Applicable.

                 7.   Date of maturity of each security:  Not Applicable.

                 8. Name of the person to whom each security was issued, renewed or guaranteed.

                      CNG Energy Services Corporation

                 9.   Collateral given with each security, if any:  None.

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                                                                  Exhibit A-1
                 10.  Consideration received for each security:

                      $10,000 per share or $160,000 total consideration.

                 11.  Application of proceeds of each security.

                      To meet long-term financing requirements of the Company.

                 12. The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions contained in any rule of the Commission other than Rule U-48.

                 13. If the security or securities were exempt from the provisions of Section 6(a) by virtue of the first sentence of
            Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other than outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then outstanding. (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section 6(a) of the Act granted by the first sentence of Section 6(b)).

                      Not Applicable.

                 14. If the security or securities are exempt from the provisions of Section 6(a) because of the fourth sentence of
            Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

                      Not Applicable.

                 15. If the security or securities are exempt from the provisions of Section 6(a) because of any rule of the Commission other than
                      Rule U-48 designate the rule under which exemption is
            claimed.

                      Rule 52.
                                   CNG Products and Services, Inc.


                                   By:  J. M. Hostetler
                                        Its Attorney
Date:  August 22, 1997